                                                                     EXHIBIT 3.2


                                     BYLAWS

                                       OF

                          LIFE SCIENCES RESEARCH, INC.

                                TABLE OF CONTENTS

TITLE                                                                       PAGE

ARTICLE I. OFFICES AND RECORDS................................................1

   Section 1.01.  Registered Office...........................................1
   Section 1.02.  Other Offices...............................................1
   Section 1.03.  Books and Records...........................................1

ARTICLE II. STOCKHOLDERS......................................................1

   Section 2.01.  Annual Meeting..............................................1
   Section 2.02.  Special Meeting.............................................1
   Section 2.03.  Place of Meeting............................................2
   Section 2.04.  Notice of Meeting...........................................2
   Section 2.05.  Quorum and Adjournment; Voting..............................2
   Section 2.06.  Proxies.....................................................2
   Section 2.07.  Notice of Stockholder Business and Nominations..............3
   Section 2.08.  Procedure for Election of Directors; Required Vote; Voting..6
   Section 2.09.  Inspectors of Elections; Opening and Closing the Polls......6
   Section 2.10.  Action Without Meeting......................................7

ARTICLE III. BOARD OF DIRECTORS...............................................7

   Section 3.01.  General Powers..............................................7
   Section 3.02.  Meetings Generally..........................................8
   Section 3.03.  Regular Meetings............................................8
   Section 3.04.  Special Meetings............................................8
   Section 3.05.  Notice......................................................8
   Section 3.06.  First Meeting...............................................8
   Section 3.07.  Action by Consent of Board of Directors.....................8
   Section 3.08.  Conference Telephone Meetings...............................8
   Section 3.09.  Quorum......................................................9
   Section 3.10.  Committees of the Board of Directors........................9
   Section 3.11.  Records.....................................................9
   Section 3.12.  Compensation of Directors...................................9

ARTICLE IV. OFFICERS..........................................................10
   Section 4.01.  Elected Officers............................................10
   Section 4.02.  Election and Term of Office.................................10
   Section 4.03.  Chairman of the Board and Chief Executive Officer...........10
   Section 4.04.  President...................................................10
   Section 4.05.  Vice Presidents.............................................11
   Section 4.06.  Treasurer...................................................11
   Section 4.07.  Secretary...................................................11
   Section 4.08.  Removal.....................................................12
   Section 4.09.  Vacancies...................................................12
   Section 4.10.  Execution of Documents......................................12


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
Title                                                                       Page
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
ARTICLE V. STOCK CERTIFICATES AND TRANSFERS...................................12

   Section 5.01.  Stock Certificates and Transfers............................12
   Section 5.02.  Lost, Stolen or Destroyed Certificates......................13
   Section 5.03.  Transfers of Stock..........................................13
   Section 5.04.  Registered Stockholders.....................................13

ARTICLE VI. MISCELLANEOUS PROVISIONS..........................................13

   Section 6.01.  Fiscal Year.................................................13
   Section 6.02.  Dividends...................................................13
   Section 6.03.  Seal........................................................14
   Section 6.04.  Waiver of Notice............................................14
   Section 6.05.  Audits......................................................14
   Section 6.06.  Resignations................................................14
   Section 6.07.  Fixing Record Date..........................................14
   Section 6.08.  Loans.......................................................15
   Section 6.09.  Deposits....................................................15
   Section 6.10.  Annual Statement............................................15
   Section 6.11.  Form of Records.............................................15
   Section 6.12.  Control Share Acquisition Act...............................15

ARTICLE VII. CONTRACTS, PROXIES, ETC..........................................15

   Section 7.01.  Contracts...................................................15
   Section 7.02.  Proxies.....................................................16

ARTICLE VIII. AMENDMENTS......................................................16

   Section 8.01.  Amendments..................................................16

ARTICLE IX. INDEMNIFICATION AND INSURANCE.....................................16

   Section 9.01.  Right to Indemnification....................................16
   Section 9.02.  Right of Claimant to Bring Suit.............................17
   Section 9.03.  Non-Exclusivity of Rights...................................17
   Section 9.04.  Insurance...................................................18
   Section 9.05.  Severability................................................18



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                                     BYLAWS
                                       OF
                          LIFE SCIENCES RESEARCH, INC.

                                   ARTICLE I.
                               OFFICES AND RECORDS

         Section 1.01. Registered Office. The principal office of the Life Sciences Research, Inc. (the "Corporation") in the State of Maryland and the name and address of its registered agent of the Corporation shall be as specified in the Amended and Restated Charter of the Corporation, as amended and restated from time to time (the "Charter").

Section 1.02. Other Offices. The Corporation may have such other offices, either within or without the State of Maryland, as the board of directors of the Corporation (the "Board of Directors", and each member thereof, a "Director") may designate or as the business of the Corporation may from time to time require.

         Section 1.03. Books and Records. The books and records of the Corporation may be kept outside the State of Maryland at such place or places as may from time to time be designated by the Board of Directors.

                                  ARTICLE II.
                                  STOCKHOLDERS

         Section 2.01. Annual Meeting. The annual meeting of the stockholders of the Corporation for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time as may be fixed by resolution of the Board of Directors.

         Section 2.02. Special Meeting. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the common stock, par value $0.01 per share, of the Corporation (the "Common Stock") as to dividends or upon liquidation, dissolution or winding up, special meetings of stockholders of the Corporation for any purpose or purposes may be called only (a) by the President of the Corporation, (b) by the Board of Directors pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the total number of Directors which the Corporation would have if there were no vacancies or unfilled newly-created directorships (the "Whole Board"), or (c) except as otherwise provided by law, by the Secretary of the Corporation on the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at such a special meeting. Such written request by the stockholders shall state the purpose or purposes of such special meeting and the matters proposed to be acted on thereat. The Secretary shall inform such requesting stockholders of the reasonably estimated cost of preparing and mailing such notice of the meeting, and, upon payment to the Corporation of such costs, the Secretary shall give notice stating the purpose or purposes of such special meeting to all stockholders entitled to notice of such meeting. No special meeting need be called upon the request of the stockholders entitled to cast less than a majority of all the votes entitled to be cast at such special meeting or to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding twelve (12) months. No business other than that stated in the Corporation's notice of meeting under Section 2.04 shall be brought before or transacted at any special meeting.

         Section 2.03. Place of Meeting. The Board of Directors or the Chairman of the Board, as the case may be, may designate the place, if any, of meeting for any annual meeting or for any special meeting of the stockholders. In lieu of holding a stockholders meeting in a fixed place, the Board of Directors may make arrangements to stockholders to participate in a the meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

         Section 2.04. Notice of Meeting. Notice, stating the place (if any), day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered by the Corporation not less than ten (10) calendar days nor more than sixty (60) calendar days before the date of the meeting, either personally, by mail or by other lawful means, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such person's address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Meetings may be held without notice if all stockholders entitled to notice are present (except when stockholders entitled to notice attend the meeting for the express purpose of objecting, at the beginning of the meeting, because the meeting is not lawfully called or convened), or if notice is waived by those not present in accordance with
Section 6.04. Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be canceled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

         Section 2.05. Quorum and Adjournment; Voting. Except as otherwise provided by law or by the Charter, the holders of a majority of the voting power of all outstanding shares of the Corporation entitled to vote generally in the election of Directors (the "Voting Stock"), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The chairman of the meeting may adjourn the meeting from time to time, at his sole discretion, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         Section 2.06. Proxies. At all meetings of stockholders, a stockholder may vote by proxy in accordance with the General Corporation Law of the State of Maryland (the "MGCL") or by such person's duly authorized attorney in fact. No proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder


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may revoke any proxy which is not irrevocable by attending the meeting of stockholders and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

         Section 2.07. Notice of Stockholder Business and Nominations.

                  (a) Annual Meetings of Stockholders.

                           (i) Nominations of persons for election to the Board
of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation's notice of meeting pursuant to Section 2.04, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 2.07, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.07.

                           (ii) For nominations or other business to be properly
brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(i) of this Section 2.07, the stockholder must (W) have given timely notice thereof in writing to the Secretary of the Corporation; (X) the business must be a proper matter for stockholder action under Maryland law; (Y) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a "Solicitation Notice" (as that term is defined below), such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation's voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice; and (Z) if no Solicitation Notice relating thereto has been timely provided pursuant to this
Section 2.07, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section.. To be timely, a stockholder's notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) calendar day nor earlier than the close of business on the one hundred and twentieth (120th) calendar day prior to the first (1st) anniversary of the preceding year's annual meeting; PROVIDED, HOWEVER, that in the event that the date of the annual meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after such anniversary date or in the case of the first annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred and twentieth (120th) calendar day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) calendar day prior to such annual meeting or the tenth (10th) calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (A) as to each person whom the stockholder


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proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (2) the class (and, if applicable, series) and number of shares of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (3) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (4) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect such nominee or nominees (an affirmative statement of such intent, a "Solicitation Notice"). The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director.

                           (iii) Notwithstanding anything in the second sentence
of paragraph (a)(ii) of this Section 2.07 to the contrary, in the event that the number of Directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for Director or specifying the size of the increased Board of Directors at least one hundred (100) calendar days prior to the first (1st) anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 2.07 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) calendar day following the day on which such public announcement is first made by the Corporation.

                  (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting under Section
2.04. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which


                                      -4-
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Directors are to be elected (i) pursuant to the Corporation's notice of meeting,
(ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that Directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in these Bylaws, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.07. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board of Directors, any stockholder entitled to vote in such election of Directors may nominate, pursuant to clause (iii) of the immediately preceding sentence of this
Section 2.07(b), a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(ii) of this Section 2.07 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the one hundred and twentieth (120th) calendar day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) calendar day prior to such special meeting or the tenth (10th) calendar day following the calendar day on which public announcement of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

                  (c) General.

                           (i) Only such persons who are nominated in accordance
with the procedures set forth in this Section 2.07 shall be eligible to serve as Directors and only such business shall be conducted at a meeting of stockholders as (A) shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.07 and (B) shall have been determined to be a proper matter for stockholder action under Maryland law. Except as otherwise provided by law, the Charter or these Bylaws, the chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section
2.07 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause (a)(ii)(C)(4) of this Section 2.07 and whether any proposal of business to be considered by the stockholders is a proper matter for stockholder action under Maryland law) and, if any proposed nomination or business is not in compliance with this Section 2.07, to declare that such defective proposal or nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.07, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

                           (ii) For purposes of this Section 2.07, "public
announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated


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
Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                           (iii) Notwithstanding the foregoing provisions of
this Section 2.07, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.07. Nothing in this Section 2.07 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of preferred stock of the Corporation ("Preferred Stock") to elect Directors under an applicable Preferred Stock Designation (as defined in the Charter).

         Section 2.08. Procedure for Election of Directors; Required Vote; Voting. Election of Directors at all meetings of the stockholders at which Directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect Directors under an applicable Preferred Stock Designation, a plurality of the votes cast thereat shall elect Directors. Except as otherwise provided by law, the Charter, a Preferred Stock Designation, applicable stock exchange rules or other rules and regulations applicable to the Corporation or these Bylaws, in all matters other than the election of Directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders. Except as otherwise provided by the Charter or a Preferred Stock Designation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the Corporation's capital stock having voting power held by such stockholder.

         Section 2.09. Inspectors of Elections; Opening and Closing the Polls.

                  (a) The Board of Directors by resolution shall appoint, or shall authorize an officer of the Corporation to appoint, one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspector(s) to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging such person's duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person's ability.

                  (b) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding officer, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present;
(iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine;
(iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding officer at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding officer should so determine, such person shall so declare to the meeting that any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

         Section 2.10. Action Without Meeting. Unless otherwise provided in the Charter, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, if a consent in writing, setting forth such action, is signed by all the stockholders entitled to vote on the subject matter thereof and any other stockholders entitled to notice of a meeting of stockholders but not to vote thereat have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the records of stockholders' meetings. Such consents and waivers shall be delivered to the Corporation by delivery to its registered office in the State of Maryland, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless within sixty (60) days of the earliest dated consent delivered to the Corporation in the manner required by this Section 2.10, all required written consents and waivers are delivered to the Corporation as provided herein.

                                  ARTICLE III.
                               BOARD OF DIRECTORS

         Section 3.01. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Charter or by these Bylaws required to be exercised or done by the stockholders.

         Section 3.02. Meetings Generally. Meetings of the Board of Directors, regular or special, may be held at any place in or out of the State of Maryland as the Board of Directors may from time to time determine.


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         Section 3.03. Regular Meetings. A regular meeting of the Board of
Directors shall be held without other notice than this Bylaw in conjunction with the annual meeting of stockholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

         Section 3.04. Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board, the Chairman of the Board and Chief Executive Officer or a majority of the Board of Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

         Section 3.05. Notice. Notice of any special meeting of Directors shall be given to each Director at such person's business or residence in writing by hand delivery, first-class or overnight mail or courier service, telegram or facsimile transmission, orally by telephone or any other lawful means. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mail so addressed, with postage thereon prepaid, at least five (5) calendar days before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least twenty-four (24) hours before such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twelve (12) hours before such meeting. If by telephone, by hand delivery or by other lawful means, the notice shall be given at least twelve (12) hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.

         Section 3.06. First Meeting. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.

         Section 3.07. Action by Consent of Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent in writing thereto in accordance with applicable law and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

         Section 3.08. Conference Telephone Meetings. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

         Section 3.09. Quorum. Subject to Article VII of the Charter, a whole number of Directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the Directors present may adjourn the meeting from time to time without further notice. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the concurrence of a greater proportion is required for such action by statute, the Charter or these Bylaws.

         Section 3.10. Committees of the Board of Directors.

                  (a) The Board of Directors may from time to time designate committees, which shall consist of one or more Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee may, to the extent permitted by law, exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board of Directors when required.

                  (b) A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.05. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are not Directors; PROVIDED, HOWEVER, that no such committee shall have or may exercise any authority of the Board of Directors.

         Section 3.11. Records. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board of Directors or of any committee thereof and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

         Section 3.12. Compensation of Directors. The Directors may, pursuant to action by the Board of Directors, be paid their expenses, if any, of attendance at each meeting of the Board of Directors and be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may, pursuant to action by the Board of Directors, be allowed like compensation for attending committee meetings.

                                  ARTICLE IV.
                                    OFFICERS

         Section 4.01. Elected Officers. The elected officers of the Corporation shall be a Chairman of the Board and Chief Executive Officer, a President, a Secretary, a Treasurer, and such other officers (including, without limitation, Senior Vice Presidents and Executive Vice Presidents and Vice Presidents) as the Board of Directors from time to time may deem proper. The Chairman of the Board and Chief Executive Officer shall be chosen from among the Directors. All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. The Board of Directors or any committee thereof may from time to time elect, or the Chairman of the Board and Chief Executive Officer may appoint, such other officers (including one or more Vice Presidents, Controllers, Assistant Secretaries and Assistant Treasurers), as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board of Directors or such committee or by the Chairman of the Board and Chief Executive Officer, as the case may be.

         Section 4.02. Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held in conjunction with the annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until such person's successor shall have been duly elected and shall have qualified or until such person's death or until he shall resign or be removed pursuant to Section 4.08.

         Section 4.03. Chairman of the Board and Chief Executive Officer. The Chairman of the Board and Chief Executive Officer shall preside at all meetings of the stockholders and of the Board of Directors and shall be the chief executive officer of the Corporation. The Chairman of the Board and Chief Executive Officer shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to such person's office which may be required by law and all such other duties as are properly required of him by the Board of Directors or the stockholders. The Chairman of the Board and Chief Executive Officer shall make reports to the Board of Directors and the stockholders and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. The Chairman of the Board and Chief Executive Officer shall be the President of the Corporation if no other person has been elected as the President. The Board of Directors also may elect a Vice-Chairman to act in the place of the Chairman of the Board and Chief Executive Officer upon his or her absence or inability to act.

         Section 4.04. President. The President shall act in a general executive capacity and shall assist the Chairman of the Board and Chief Executive Officer in the administration and operation of the Corporation's business and general supervision of its policies and affairs. The President shall also perform such other duties as may from time to time be prescribed by the Chairman of the Board and Chief Executive Officer. The President, if he or she is also a

Director, shall, in the absence of or because of the inability to act of the Chairman of the Board and Chief Executive Officer and, if applicable, the absence of the Vice-Chairman, perform all duties of the Chairman of the Board and Chief Executive Officer and preside at all meetings of stockholders and of the Board of Directors.

         Section 4.05. Vice Presidents. Each Senior Vice President and Executive Vice President and any Vice President shall have such powers and shall perform such duties as shall be assigned to such person by the Board of Directors or by the Chairman of the Board and Chief Executive Officer.

         Section 4.06. Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds and shall keep, or cause to be kept, full and accurate accounts of receipts and disbursements in books belonging to the Corporation. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board of Directors, or in such banks as may be designated as depositories in the manner provided by resolution of the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the Chairman of the Board and Chief Executive Officer, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and Chief Executive Officer and the Board of Directors, at regular meetings of the Board of Directors or when the Chairman of the Board and Chief Executive Officer or the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall have such further powers and duties and shall be subject to such directions as may be granted or imposed from time to time by the Board of Directors or the Chairman of the Board and Chief Executive Officer. The Board of Directors or the Chairman of the Board and Chief Executive Officer may designate one or more Assistant Treasurers who shall have such of the authority and perform such of the duties of the Treasurer as may be assigned to them by the Board of Directors or the Chairman of the Board and Chief Executive Officer. During the Treasurer's absence or inability, the Treasurer's authority and duties shall be possessed by such Assistant Treasurer(s) as the Board of Directors or the Chairman of the Board and Chief Executive Officer may designate.

         Section 4.07. Secretary. The Secretary shall attend all meetings of the stockholders and all meetings of the Board of Directors and any committees thereof and shall keep or cause to be kept in one or more books provided for that purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders; shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal and shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; shall have general charge of the stock transfer books of the Corporation; shall authenticate records of the Corporation when such authentication is required; and in general, shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Board of Directors or the Chairman of the Board and Chief Executive Officer. The Board of Directors or the Chairman of the Board and Chief Executive Officer may designate one or more

Assistant Secretaries who shall have such of the authority and perform such of the duties of the Secretary as may be provided in these Bylaws or assigned to them by the Board of Directors or the Chairman of the Board and Chief Executive Officer. During the Secretary's absence or inability, the Secretary's authority and duties shall be possessed by such Assistant Secretary or Assistant Secretaries as the Board of Directors or the Chairman of the Board and Chief Executive Officer may designate.

         Section 4.08. Removal. Any officer or agent of the Corporation may be removed by the affirmative vote of a majority of the Board of Directors whenever, in their judgment, the best interests of the Corporation would be served thereby. Any officer or agent appointed by the Chairman of the Board and Chief Executive Officer may be removed by him or her whenever, in such person's judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of such person's successor, such person's death, such person's resignation or such person's removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee benefit plan.

         Section 4.09. Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors. Any vacancy in an office appointed by the Chairman of the Board and Chief Executive Officer because of death, resignation, or removal may be filled by the Chairman of the Board and Chief Executive Officer.

         Section 4.10. Execution of Documents. All deeds, mortgages, bonds, contracts, and other instruments made by the Corporation may be executed on behalf of the Corporation by any officer of the Corporation (unless such power is restricted by Board resolution or by law) or by any other person or persons designated from time to time by resolution of the Board of Directors. The Secretary, when necessary, shall attest the execution thereof.

                                   ARTICLE V.
                        STOCK CERTIFICATES AND TRANSFERS

         Section 5.01. Stock Certificates and Transfers. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the Corporation may from time to time prescribe. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by such person's attorney, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe or as may otherwise be permitted by applicable law, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. All certificates for shares shall be consecutively numbered or otherwise identified. The Secretary shall enter into the stock transfer books of the Corporation the name and address of the person to whom the shares represented by any certificate are issued, including the number of shares and the date of issuance. Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Charter, these Bylaws, applicable securities laws or any agreement among any number of stockholders or among any number of stockholders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction. Notwithstanding the foregoing provisions regarding share certificates, the Corporation may provide that, subject to the rights of stockholders under applicable law, some or all of any or all classes or series of the Corporation's common or any preferred shares may be uncertificated shares.

         Section 5.02. Lost, Stolen or Destroyed Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or any financial officer may in its or such person's discretion require.

         Section 5.03. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares endorsed or accompanied by proper evidence of succession, assignment or authority to transfer and in compliance with applicable law, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the stock transfer books of the Corporation if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

         Section 5.04. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares for all purposes, including all rights deriving from such shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares, or rights deriving from such shares, on the part of any other person, unless and until such other person becomes the record holder of such shares, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

                                  ARTICLE VI.
                            MISCELLANEOUS PROVISIONS

         Section 6.01. Fiscal Year. The fiscal year of the Corporation shall begin on the first (1st) day of January and end on the last day of December of each year, unless otherwise determined by the Board of Directors.

         Section 6.02. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Charter.

         Section 6.03. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Maryland" and such words and figures as the Board of Directors may approve and adopt. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         Section 6.04. Waiver of Notice. Whenever any notice is required to be given under the provisions of applicable statutes or of the Charter or of these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders, Directors or members of a committee of Directors shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Directors or members of a committee of Directors need be specified in any written waiver of notice unless so required by the Charter of these Bylaws.

         Section 6.05. Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be done annually.

         Section 6.06. Resignations. Any Director or any officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chairman of the Board and Chief Executive Officer, the President, or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board and Chief Executive Officer, the President, or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

         Section 6.07. Fixing Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than ninety (90) days (and, in the case of a meeting of stockholders, not less than ten (10) days) before the date on which the action requiring the determination will be taken; PROVIDED, HOWEVER, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of the meeting is mailed or the thirtieth (30th) day before the meeting, whichever is later, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, so long as this date shall not be more than sixty (60) days after the adoption of the resolution.

         Section 6.08. Loans. Except for loans which are incurred in the ordinary course of business, no loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         Section 6.09. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors, the Chairman of the Board and Chief Executive Officer or the Treasurer shall direct in such banks, trust companies or other depositories as the Chairman of the Board and Chief Executive Officer or the Board of Directors may select, or as may be selected by any other officer or officers or agent or agents of the Corporation to whom power in that respect shall have been delegated by the Board of Directors. For the purpose of deposit and collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer of the Corporation.

         Section 6.10. Annual Statement. The President or a Vice-President or the Treasurer shall prepare or cause to be prepared annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted at the annual meeting and shall be filed within twenty (20) days thereafter at the principal office of the Corporation.

         Section 6.11. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

         Section 6.12. Control Share Acquisition Act. Notwithstanding any other provision of the Charter or these Bylaws, Title 3, Subtitle 7 of the MGCL, or any successor statute, shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

                                  ARTICLE VII.
                            CONTRACTS, PROXIES, ETC.

         Section 7.01. Contracts. Except as otherwise required by law, the Charter, a Preferred Stock Designation, or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board of Directors may determine. The Chairman of the Board and Chief Executive Officer, the President or any Senior Vice President, Executive Vice President or Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed or for or on behalf of the Corporation.

Subject to any restrictions imposed by the Board of Directors or the Chairman of the Board and Chief Executive Officer, the President and or any Senior Vice President, Executive Vice President or Vice President of the Corporation may delegate contractual powers to others under such person's jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

         Section 7.02. Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board and Chief Executive Officer, the President or any Senior Vice President, Executive Vice President or Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holders of stock or other securities in any other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other entity, or to consent in accordance with applicable law, in the name of the Corporation as such holder, to any action by such other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such proxies, consents or other instruments as such person may deem necessary or proper in the premises.

                                 ARTICLE VIII.
                                   AMENDMENTS

         Section 8.01. Amendments. The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of the Bylaws and to make new Bylaws.

                                  ARTICLE IX.
                          INDEMNIFICATION AND INSURANCE

         Section 9.01. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a Director or officer of the Corporation or, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, partner, member, agent or employee of another corporation, partnership, limited liability company, association, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the MGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974, as in effect from time to time) reasonably incurred or suffered by such person in connection therewith if such person acted in good faith and in a manner such person reasonably believed to be in compliance with the standard of conduct set forth in Section 405 (or any successor provision) of the MGCL and such indemnification shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in Section 9.02 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. Upon the receipt of a written affirmation by the Director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification, the Corporation shall pay the expenses incurred in defending any such proceeding in advance of its final disposition with any advance payments to be paid by the Corporation within 20 calendar days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; PROVIDED, HOWEVER, that, if and to the extent the MGCL requires, the payment of such expenses incurred by a Director or officer in such person's capacity as a Director or officer in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Article IX or otherwise. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to have the Corporation pay the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of Directors and officers of the Corporation.

         Section 9.02. Right of Claimant to Bring Suit. If a claim under Section
9.01 is not paid in full by the Corporation within 30 calendar days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the MGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         Section 9.03. Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Charter, these Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise. No repeal or modification of this Article shall in any way diminish or adversely affect the rights of any Director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

         Section 9.04. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the MGCL.

         Section 9.05. Severability. If any provision or provisions of this
Article IX shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article IX (including, without limitation, each portion of any Section of this Article IX containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article IX (including, without limitation, each such portion of any paragraph of this Article IX containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.




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